Exhibit 99.3

Investor, Analyst and Media FAQ

STRATEGIC RATIONALE

1.	What is the strategic rationale for the transaction?

This transaction combines two great companies to create value for our respective shareholders, patients and customers and will create a global healthcare company with an industry-leading growth profile and the geographic scale and scope to continue building a truly differentiated business.

After meeting the management team of Elan, we realized quite quickly how compelling this combination could be and that it meets all our deal criteria. The reality is that Elan is a very unique and compelling asset, with high barriers to entry and attractive margins, analogous to Perrigo’s core business.

•	Establishes a differentiated platform for further international expansion

•	The establishment of an operating base in Ireland will serve as a business hub and gateway for expansion into international markets.

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The increased scale, resources and corporate structure gained through the merger will support future growth by allowing Perrigo to drive strategic initiatives and investments while reaching new patients and customers.

•	The differentiated business model is well-positioned to continue growth in core markets and to expand to other international markets.

•	Strengthens business and financial profile with highly diversified revenue streams and enhanced cash flows

•	This combination will create a highly-diversified revenue stream from Tysabri®, a biologic blockbuster for the treatment of Multiple Sclerosis with highly compelling efficacy.

•	Tysabri is highly sustainable, difficult to replicate and has high barriers to entry.

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This blockbuster drug has generated a 19% compound annual growth rate over the 2008-2012 period, and is well positioned for future growth and has further opportunities for growth in other indications, in other geographies; and for the treatment of other diseases.

•	The transaction will allow for strong pro forma cash flows to continue to support an investment grade credit profile.

•	Further, the combined company has a robust and sustainable growth outlook.

•	Financially Compelling

•	The transaction will create a combined company that enhances revenue, adjusted EBITDA, and earnings growth rates and expands margins.

•	The transaction will be immediately accretive to Perrigo’s adjusted earnings per share in 2014.

•	The combination creates meaningful synergy opportunities.

•	The combination creates opportunity for substantial after-tax annual operating expense and tax savings of more than US$150 million.

2.	Why do this deal now? Is there a pressing imperative?

Perrigo is continually exploring options to maximize shareholder value, including potential acquisitions. With the opportunity to add this unique and compelling financial asset with its highly-diversified revenue stream from blockbuster biologic Tysabri, we decided to pursue this acquisition to establish an operating base in Ireland to serve as a business hub and gateway for expansion into international markets.

3.	Why is Elan the ideal acquisition partner?

We are very impressed with the accomplishments of Elan’s leadership team. Over the past decades, they have built a company that delivers high quality healthcare products with a focus on innovations in science to fill significant unmet medical needs around the world.

After meeting the management team of Elan, we realized quite quickly how compelling this combination could be and that it meets all our deal criteria. The reality is that Elan is a very unique and compelling asset, with high barriers to entry and attractive margins, analogous to Perrigo’s core business.

4.	Are you primarily doing this transaction to benefit from Ireland’s significantly lower tax rate?

We expect to realize meaningful after-tax operating expense and tax savings as a result of this combination and expect an effective tax rate to migrate to the high teens.

As we’ve discussed in the past, further international expansion has been a pillar of our growth strategy. After meeting the management team of Elan, we realized quite quickly how compelling this combination could be and that it meets all our deal criteria. It establishes a platform for further international expansion, further diversifies our business and strengthens our financial profile.

Additionally, we will have an opportunity to further our international platform via an Irish legal domicile that will serve as an international business hub and gateway to Europe. With an operating base in Ireland, and the scale and resources of the combined company, we believe that we will be well positioned to drive strategic initiatives and investments internationally and continue growing our existing, core markets.

5.	Why is Perrigo as an OTC/store brand company interested in a biotech?

The reality is that Elan is a very unique and compelling asset with high barriers to entry and attractive margins, analogous to Perrigo’s core business.

After meeting the management team of Elan, we realized quite quickly how compelling this combination could be and that it meets all our deal criteria. This transaction combines two great companies to create value for our respective shareholders, patients and customers and will create a premier global healthcare company with the geographic scale and scope and to further build our platform to continue building a truly unique and differentiated business.

6.	But do the target growth areas for the combined entity align with Perrigo’s stated growth verticals or regions?

Our primary markets and operational locations have grown over the years to include the United States, Israel, Mexico, the United Kingdom, India, China and Australia. This transaction establishes a differentiated platform for further international expansion.

We will have an opportunity to further our international platform via an Irish legal domicile. Elan’s long-standing operating base in Dublin, Ireland, will serve as a terrific platform and a business hub and gateway for a strategic expansion into international markets (a goal we’ve stated previously).

In terms of growth, this combination will create a highly-diversified revenue stream from blockbuster biologic Tysabri.

Tysabri has generated a 19% compound annual growth rate over the 2008 – 2012 period and is well positioned for future growth and has further opportunities for growth in other indications, in other geographies; and for the treatment of other diseases.

7.	What other acquisitions might Perrigo pursue following this one? Why?

Perrigo is continually exploring options to maximize shareholder value, including potential acquisitions.

Elan’s long-standing operating base in Dublin, Ireland, will serve as a terrific platform and a business hub and gateway for a strategic expansion into international markets (a goal we’ve stated previously).

INVESTMENT COMMUNITY

8.	Who were the other bidders and how much did they bid?

This is a question that is more appropriate for Elan.

9.	Why specifically did Perrigo come out on top?

We can think a lot of reasons why, but this question is probably better answered by Elan.

10.	Will Elan entertain alternative bids/an interloper?

Perrigo: This is a question that is more appropriate for Elan.

Elan: Elan is very satisfied with panther’s proposal and Elan’s board have unanimously recommended its approval by Elan’s shareholders as have the Perrigo Board in respect of its shareholders.

11.	Why did you spend $8.6 billion on a tax rate/65 employees/etc.?

The reality is that Elan is a very unique and compelling asset, with high barriers to entry and attractive margins, analogous to Perrigo’s core business. And, as we’ve discussed in the past, further international expansion has been a pillar of our growth strategy. After meeting the management team of Elan, we realized quite quickly how compelling this combination could be and that it meets all our deal criteria.

The transaction enhances revenue, adjusted EBITDA and earnings growth rates and expands margins. Additionally, the combined company will have strong pro forma cash flows to continue to support an investment grade credit profile.

Further, this combination creates a highly-diversified revenue stream from blockbuster biologic Tysabri which has generated a 19% compound annual growth rate over the 2008 – 2012 period and is well positioned for future growth and has further opportunities for growth in other indications, in other geographies; and for the treatment of other diseases.

12.	Isn’t Elan worth more? How did you value the company and its assets?

We believe this transaction is compelling for Elan shareholders and fully takes into account the value of Elan’s assets, including a large cash balance and a double-digit royalty claim on Tysabri.

The upfront value will be unlocked via the cash consideration, while Elan shareholders will also have the opportunity to participate in the benefits of New Perrigo. The Perrigo management team has a strong track record of successfully acquiring and integrating diverse businesses.

13.	Can you give us an indication of the impact on earnings?

Perrigo: We will be announcing our fourth quarter and full year earnings in two weeks and will be providing guidance at that time.

Elan: There are Irish takeover rules restrictions on what can be said about potential impact on earnings until after closing but the proposed transaction will be immediately accretive to Perrigo adjusted earnings per share in 2014.

14.	When is the transaction expected to be accretive to earnings?

The proposed transaction will be immediately accretive to Perrigo adjusted earnings per share in 2014.

15.	What will the combined entity’s leverage ratio be?

This transaction enhances revenue, adjusted EBITDA and earnings growth rates and expands margins.

16.	What do the pro-forma financials look like?

The combined company creates a highly diversified revenue stream and will have strong pro forma cash flows to continue to support an investment grade credit profile. Further, the combined company has a robust and sustainable growth outlook.

17.	Can you quantify the synergies and give us a timeline?

The combination creates opportunity for substantial after-tax annual operating expense and tax savings of more than US$150 million. Certain of these synergies result from the elimination of redundant public company costs while optimizing back-office support and the global R&D functions. Additionally, tax savings are expected to arise from the combined company being incorporated in Ireland with organizational, operations and capitalization structures that will enable the combined company to more efficiently manage its global cash and treasury operations.

The proposed transaction is expected to close by the end of calendar year 2013.

INTEGRATION

18.	When will the integration process begin and how long will it take to complete?

We will engage in careful, considered planning in our effort to ensure a seamless integration with Elan. The ultimate integration will take time as we work through the process, and we will share updates throughout, as appropriate.

19.	Will there be personnel reductions or facility closures?

We consider this transaction to be a platform for international growth. Elan’s long-standing operating base in Dublin, Ireland, will serve as a terrific platform and a business hub and gateway for a strategic expansion into international markets (a goal we’ve stated previously).

We are committed to growing our operations around the world, as evidenced by our increased investment in existing markets in recent years, notably our expansions in West Michigan, India and Israel.

Perrigo has experienced more expansion this year than in the company’s history. In Michigan alone, we have pledged to invest $300 million in infrastructure over three years and to add 650 jobs over five years. Other site capital expansions are planned as well.

20.	Will you move your headquarters to Ireland?

Perrigo maintains key offices at many of our global locations, and the operating base in Ireland will be an important addition.

We will be legally domiciled in Ireland. We do not anticipate the relocation of our current executive offices.

21.	What will the structure of the enterprise look like after the close of the acquisition?

Elan will be acquired by a new holding company, New Perrigo, based in Ireland. Perrigo and Elan will be combined under New Perrigo, which will be led by Perrigo’s current leadership team.

22.	Will Elan have representation on Perrigo’s board?

As we continue with the process, we will make a subsequent determination on the makeup of the board.

TRANSACTION DETAILS

23.	Who is advising Perrigo and what are the fees related to the transaction?

Barclays is acting as financial advisors to Perrigo, Sullivan & Cromwell is acting as legal advisor and FTI Consulting is acting as communications advisor.

Fully underwritten bridge financing commitments from Barclays and HSBC are available to New Perrigo for, among other things, the payment of fees.

24.	When do you expect to close the acquisition?

The proposed transaction is expected to close by the end of calendar year 2013.

25.	What is required (approvals, etc.) for the deal to close?

The transaction is subject to the terms and conditions to be set forth in the transaction agreement to be delivered to Elan shareholders. To become effective, the combination will require the approval of a majority of Elan’s shareholders, representing 75% of the shares or more that vote at the meeting.

Following the approval by Elan’s shareholders, the sanction of the Irish High Court is required.

In addition, the normal Perrigo shareholder approval process in the U.S. will be followed for this acquisition.

26.	Is there a risk that this transaction might not close? What is the break-up fee?

Elan will be reimbursed for expenses up to approximately $84 million, the maximum allowed by Irish law. Related to this, a breakup fee in the amount of approximately $168 million will be due to Elan should the transaction fail to close.

TRANSACTION FINANCIALS

27.	How was the valuation determined and how does it compare with comparable transactions in the industry?

We have received a fairness opinion from Barclays in connection with the consideration to be received by Perrigo shareholders.

28.	How will the transaction be financed? Will Perrigo be able to secure this financing?

Perrigo has secured an aggregate amount of US$4.35 billion in fully underwritten bridge financing commitments from Barclays and HSBC, which, together with Perrigo’s cash on hand, are available to New Perrigo to finance the cash portion of the transaction, pay fees and expenses related to the transaction and refinance Perrigo existing indebtedness including its current term loan, private placement notes and existing public bonds.

Perrigo plans to refinance and repay the bridge borrowings through new debt issuances and the use of Elan cash on hand.

29.	How will the transaction be treated from an accounting perspective?

The transaction will be taxable, for U.S. federal income tax purposes, to both the Elan shareholders and the Perrigo shareholders.

30.	Will either company be taking any special charges? If so, why and how much?

We will be disclosing any acquisition-related charges in any of our filings and quarterly communications going forward.

31.	What acquisition-related costs will Perrigo incur?

We will be disclosing any acquisition-related costs in any of our filings and quarterly communications going forward.

32.	What are the new assets being transferred to Perrigo and how should they be valued?

New Perrigo is acquiring Elan in its entirety. Elan and Perrigo will both end up as subsidiaries of New Perrigo.

33.	What are the liabilities of Elan?

Elan ended its second quarter with $1.9 billion in cash and no debt.

EXCHANGE OF PERRIGO SHARES

34.	What will I receive for my Perrigo common shares as a result of the transaction?

Perrigo shareholders will receive one share of New Perrigo for each share of Perrigo that they own upon closing and US$0.01 per share in cash.

35.	Is the transfer of Perrigo common shares in connection with this transaction a taxable transaction?

The transaction will be taxable, for U.S. federal income tax purposes, to both the Elan shareholders and the Perrigo shareholders.

Please contact an independent tax advisor about the application of these rules to you.

36.	Will there be U.S. backup withholding on consideration I receive in connection with the transaction?

Please contact an independent tax advisor about the application of these rules to you.

37.	What is the cost basis on the ordinary shares of New Perrigo that I received in this transaction?

Legacy Elan shareholders will receive $6.25 in cash and 0.07636 in shares of New Perrigo for each Elan share.

38.	If I hold share certificates of Perrigo, what do I need to do to exchange my common shares of Perrigo for ordinary shares of New Perrigo?

You will receive instructions via the U.S. mail regarding the exchange of your shares in due course.

39.	When will the exchange of my Perrigo common shares for New Perrigo ordinary shares be completed?

The exchange will occur at closing. The proposed transaction is expected to close by the end of calendar year 2013.

40.	Where will ordinary shares of New Perrigo be traded?

Shares of New Perrigo will be registered with the U.S. Securities and Exchange Commission and are expected to be registered for trading on the New York Stock Exchange and the Tel Aviv Stock Exchange.

41.	How will the transaction affect the trading of Perrigo common shares?

As a result of the transaction, Perrigo common shares will cease to exist and will be delisted from the New York Stock Exchange. Shares of New Perrigo will be registered with the U.S. Securities and Exchange Commission and are expected to be registered for trading on the New York Stock Exchange and the Tel Aviv Stock Exchange.

42.	Will New Perrigo pay a dividend?

Perrigo currently has a quarterly dividend of $0.09 per share. New Perrigo’s dividend policy will be reviewed by its board of directors.

NO OFFER OF SOLICITATION

This announcement does not constitute an offer to sell, or an invitation to subscribe for or purchase or purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Holdco will file with the SEC a registration statement on Form S-4, each of Perrigo and Elan will file with the SEC a proxy statement and each of Holdco, Perrigo and Elan will file with the SEC other documents with respect to the transactions contemplated by the Transaction Agreement. In addition, a definitive proxy statement will be mailed to shareholders of Perrigo and Elan. INVESTORS AND SECURITY HOLDERS OF PERRIGO AND ELAN ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement (when available) and other documents filed with the SEC by Holdco, Perrigo and Elan through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Holco and Perrigo will be available free of charge on Perrigo’s internet website at www.perrigo.com or by contacting Perrigo’s Investor Relations Department at +1-269-686-1709. Copies of the documents filed with the SEC by Elan will be available free of charge on Elan’s internet website at www.elan.com or by contacting Elan’s Investor Relations Department at +1-800-252-3526.

PARTICIPANTS IN THE SOLICITATION

Perrigo, Elan, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Transaction Agreement. Information about the directors and executive officers of Elan is set forth in its Annual Report on Form 20-F for the fiscal year ended 31 December 2012, which was filed with the SEC on 12 February 2013, its Report on Form 6-K, which was filed with the SEC on 28 February 2013, its Report on Form 6-K, which was filed with the SEC on 25 April 2013 and its Report on Form 6-K, which was filed with the SEC on 5 June 2013. Information about the directors and executive officers of Perrigo is set forth in its Annual Report on Form 10-K for the fiscal year ended 30 June 2012, which was filed with the SEC on 16 August 2012, its Quarterly Report on Form 10-Q for the quarter ended 29 September 2012, which was filed with the SEC on 7 November 2012, its Quarterly Report on Form 10-Q for the quarter ended 29 December 2012, which was filed with the SEC on 1 February 2013, its Quarterly Report on Form 10-Q for the quarter ended 30 March 2013, which was filed with the SEC on 7 May 2013, and its proxy statement for its 2012 annual meeting of stockholders, which was filed with the SEC on 26 September 2012. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

PERRIGO CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document includes certain ‘forward looking statements’ within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of Perrigo, its expectations relating to the transactions contemplated by the Transaction Agreement and its future financial condition and performance, including estimated synergies. Statements that are not historical facts, including statements about Perrigo’s managements’ beliefs and expectations, are forward looking statements. Words such as ‘believes’, ‘anticipates’, ‘estimates’, ‘expects’, ‘intends’, ‘aims’, ‘potential’, ‘will’, ‘would’, ‘could’, ‘considered’, ‘likely’, ‘estimate’ and variations of these words and similar future or conditional expressions are intended to identify forward looking statements but are not the exclusive means of identifying such statements. While Perrigo believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Perrigo’s control. By their nature, forward looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from Perrigo’s current expectations depending upon a number of factors affecting Perrigo’s business, Elan’s business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful close of, the transactions contemplated by the Transaction Agreement; subsequent integration of the transactions contemplated by the Transaction Agreement and the ability to recognize the anticipated synergies and benefits of the transactions contemplated by the Transaction Agreement; the receipt of required regulatory approvals for the transactions contemplated by the Transaction Agreement (including the approval of antitrust authorities necessary to complete the transactions contemplated by the Transaction Agreement); access to available financing (including financing for the transactions contemplated by the Transaction Agreement) on a timely basis and on reasonable terms; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance; market acceptance of and continued demand for Perrigo’s, and Elan’s products; changes in tax laws or interpretations that could increase Perrigo’s or the combined company’s consolidated tax liabilities; and such other risks and uncertainties detailed in Perrigo’s periodic public filings with the SEC, including but not limited to those discussed under “Risk Factors” in Perrigo’s Form 10-K for the fiscal year ended 30 June 2012, in Perrigo’s subsequent filings with the SEC and in other investor communications of Perrigo from time to time.

STATEMENT REQUIRED BY THE IRISH TAKEOVER RULES

The Perrigo directors accept responsibility for all the information contained in this document other than information relating to the Elan Group, the directors of Elan and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the Perrigo directors (who have taken all reasonable care to ensure that such is the case), the information in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Barclays Bank PLC, acting through its investment bank, which is authorised by the Prudential Regulation Authority in the United Kingdom and regulated by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Perrigo and no one else in connection with the matters described herein and will not be responsible to anyone other than Perrigo for providing the protections afforded to its clients or for providing advice in relation to the matters described in this announcement or any transaction or any other matters referred to herein.

Citigroup Global Markets Inc, which is a member of SIPC and is a registered broker-dealer regulated by the Securities and Exchange Commission and Citigroup Global Markets Limited, which is authorised by the Prudential Regulation Authority and regulated by the Prudential Regulation Authority and the Financial Conduct Authority, are acting for Elan and no one else in relation to the matters referred to herein. In connection with such matters, Citigroup Global Markets Inc and Citigroup Global Markets Limited, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Elan for providing the protections afforded to their clients or for providing advice in connection with the matters described in this Document or any matter referred to herein.

Davy and Davy Corporate Finance each of which are regulated in Ireland by the Central Bank of Ireland, are acting for Elan and no one else in relation to the matters referred to herein. In connection with such matters, Davy and Davy Corporate Finance, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Elan for providing the protections afforded to their clients or for providing advice in connection with the matters described in this Document or any matter referred to herein.

Morgan Stanley & Co. International plc, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as financial adviser to Elan and for no one else in relation to the matters referred to herein. In connection with such matters, Morgan Stanley, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Elan for providing the protections afforded to their clients or for providing advice in connection with the matters described in this Document or any matter referred to herein.

Ondra LLP, which is regulated by the Financial Conduct Authority in the United Kingdom, is acting for Elan and no one else in relation to the matters referred to herein. In connection with such matters, Ondra LLP, its affiliates and their respective directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than Elan for providing the protections afforded to their clients or for providing advice in connection with the matters described in this Document or any matter referred to herein.

DEALING DISCLOSURE REQUIREMENT

Under the provisions of Rule 8.3 of the Takeover Rules, if any person is, or becomes, “interested” (directly or indirectly) in 1% or more of any class of “relevant securities” of Elan or Perrigo, all “dealings” in any “relevant securities” of Elan or Perrigo (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by not later than 3:30 pm (Irish time) on the “business day” following the date of the relevant transaction. This requirement will continue until the date on which the Scheme becomes effective or on which the “offer period” otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of Elan or Perrigo, they will be deemed to be a single person for the purpose of Rule 8.3 of the Takeover Rules.

Under the provisions of Rule 8.1 of the Takeover Rules, all “dealings” in “relevant securities” of Elan by Perrigo or “relevant securities” of Perrigo by Elan, or by any of their respective “associates” must also be disclosed by no later than 12 noon (Irish time) on the “business day” following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed can be found on the Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Takeover Rules, which can be found on the Takeover Panel’s website.

If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8 of the Takeover Rules, please consult the Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Takeover Panel on telephone number +353 (0)1 678 9020; fax number +353 (0)1 678 9289.

NO PROFIT FORECAST

No statement in this announcement is intended to constitute a profit forecast or asset valuation for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for either Perrigo, Holdco or Elan, as appropriate. Any synergy and earnings enhancement statements in this document should not be construed as a profit forecast or interpreted to mean that Holdco’s earnings in the first full fiscal year following the Acquisition, or in any subsequent period, would necessarily match or be greater than or be less than those of Perrigo and/or Elan for the relevant financial period or any other period. The bases and assumptions for the synergy numbers are set out in Appendix II of the Rule 2.5 Announcement. The synergies have been reported in accordance with Rule 19.3(b) of the Irish Takeover Rules.

GENERAL

This document should be read In conjunction with the full text of the Rule 2.5 Announcement issued by Perrigo and Elan on July 29, 2013. Appendix I o the Rule 2.5 Announcement contains the Conditions to the Implementation of the Scheme and the Acquisition; Appendix II to the Rule 2.5 Announcement contains further details of the sources of information and bases of calculations set out in the Rule 2.5 Announcement.; Appendix III to the Rule 2.5 Announcement contains definitions of certain expressions used in this document; and Appendix IV sets out the report from Ernst & Young in respect of certain merger benefit statements made in the Rule 2.5 Announcement. The Rule 2.5 Announcement has been published on a regulatory information service and will also be available on Perrigo’s website (www.perrigo.com) and Elan’s website (www.elan.com).

The release, publication or distribution of this document in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this document and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

This document has been prepared for the purposes of complying with Irish law and the Takeover Rules and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws and regulations of any jurisdiction outside of Ireland.

This document does not constitute a prospectus or prospectus equivalent document.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme document to be delivered to Elan shareholders or any document by which the Acquisition and the Scheme are made. Perrigo Shareholders and Elan Shareholders are advised to read carefully the formal documentation in relation to the transactions contemplated by the Transaction Agreement once the Scheme document has been dispatched.

Pursuant to Rule 2.6(c) of the Takeover Rules, this announcement will be available to Perrigo employees on Perrigo’s website (www.perrigo.com) and Elan employees on Elan’s website (www.elan.com).